EXHIBIT 99.1


  IA GLOBAL INC. TO ACQUIRE MAJORITY INTEREST IN JAPANESE ENTERTAINMENT COMPANY

Thursday July 31, 9:39 am ET

MAJOR INITIATIVE TO EXPAND THE COMPANY'S MEDIA ENTERTAINMENT BUSINESS; FURTHER CONSOLIDATION OF JAPANESE BUSINESS OPERATIONS

BURLINGAME,  Calif., July 31 /PRNewswire-FirstCall/ -- IA Global Inc. (Amex: IAO
- News) announced today that it had reached an agreement in principle to acquire a 67% equity interest in Fan Club Entertainment Ltd., a privately held Japanese company.

Fan Club Entertainment will provide advertising, merchandising, publishing, website and data management services to Cyberbred Co., Ltd., an affiliated company which has recently signed a 5-year agreement with Marvel Entertainment Inc. and Marvel Characters Inc. to manage their fan club in Japan. The Marvel Characters hold the rights to well known characters such as Spider Man, The Hulk, X-Men, Daredevil, Captain America, and The Punisher, among many others. Cyberbred, currently holds the rights to manage the Universal Studio fan club in Japan.

The purchase price for IA Global's equity interest in Fan Club Entertainment, which will be acquired from Cyber Holdings, Ltd, an affiliate of Cyberbred, is 134,000,000 Japanese Yen, or approximately $1,150,000, as well as a contingent payment of 350,000 shares of IA Global common stock.

"We are most excited about this acquisition for IA Global. The management of Fan Club Entertainment has proven experience in the field of fan club marketing and data mining with a solid track record. We are very pleased to be partnering with Mr. Kazunori Ito, the Chief Executive Officer of Fan Club Entertainment, and we feel his vision of operating fan clubs in Japan is well suited to the local market," said Alan Margerison, President and Chief Executive Officer of IA Global. "Fan Club Entertainment has a unique service it provides to consumers, that is readily identifiable."

According to Mr. Ito, "We believe there is a huge market for our product here in Japan. The Japanese people enjoy seeing American style entertainment, and appreciate the value of the characters. Our business is able to leverage and generate revenues by utilizing sponsorships and other similar vehicles."

Consummation of the proposed acquisition is subject to the preparation and execution of a definitive purchase agreement and customary closing conditions. There can be no assurance given that this transaction will be consummated.

About IA Global Inc.

IA Global, Inc. commenced business as an Internet broadcaster of special interest, continuously streaming broadband entertainment channels. It has revised its business plan to expand business avenues in the area of media entertainment and technology. It has moved from a revenue model based on broadband entertainment channels, to a renewed focus on developing media technology products and services and on licensing revenues. To this end, IA Global may develop such media technology products and services internally, or acquire them from other parties. Earlier, this year, IA Global Inc. successfully completed the acquisition of a 76.9% stake in I-Accele Co., Ltd., an Internet data transmission acceleration service.

         For further information, contact:
         Satoru Hirai
         COO/CFO
         IA Global Inc.
         533 Airport Blvd. Suite 400
         Burlingame CA. 94010
         Phone: 650-685-2403
         Fax: 650-685-2404
         Email: hirai@iaglobalinc.com
         Web Site: www.iaglobal.com


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding IA Global Inc.'s business, which are not historical facts, are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Prospectus. Investors and prospective investors should read this press release in conjunction with the Company's reports on Form 10-K and Forms 10-Q as filed with the Securities and Exchange Commission.